2
1036-08

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                                         between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and

                   Rodney R. Schoemann, Sr. and Henry H. Lyon
                                (the "Purchaser")


Dated as of November 9, 2000

This SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT provides for the offer, sale, issuance, and delivery of up to $675,000 in principal amount of Series 1 Convertible Notes with Purchase Warrants. In connection with the Closing under the Agreement, the Company shall issue $675,000 principal amount of Convertible Notes convertible into 750,000 shares of Common Stock of the Company at $.90 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 750,000 shares of the Common Stock of the Company at an exercise price of $.90 per share.

Additionally, until May 9, 2001, the Purchaser will have an option to purchase an additional Convertible Note under the same terms and conditions contained herein, except that the Company shall issue $600,000 principal amount of Convertible Notes convertible into 666,667 shares of Common Stock of the Company at $.90 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 666,667 shares of the Common Stock of the Company at an exercise price of $.90 per share.

These subscription documents do not constitute an offer to sell nor a solicitation of an offer to buy any security. The securities of the Company (the "Securities") referred to herein have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or under the securities laws of the several states. These Securities may be acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such Securities under the Act, unless exempt under the Act and applicable state securities laws.

THESE MATERIALS HAVE NOT BEEN REVIEWED, APPROVED OR RECOMMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THESE MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

AN INVESTMENT IN THE CORPORATION INVOLVES ALL OF THE RISKS GENERALLY ASSOCIATED WITH ANY SPECULATIVE BUSINESS VENTURE AND IS OFFERED ONLY TO PERSONS WHO UNDERSTAND AND WHO CAN AFFORD TO ASSUME SUCH RISKS. SEE "RISK FACTORS". INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THE INVESTMENT. THESE SECURITIES MAY BE OFFERED AND SOLD BY THE COMPANY ONLY TO ACCREDITED INVESTORS AS DEFINED UNDER FEDERAL AND STATE SECURITIES LAWS.

TABLE OF SCHEDULES AND EXHIBITS

Exhibit A                  Form of Series 1 Convertible Note
Exhibit B                  Form of Warrant
Exhibit C                  Registration Rights Agreement

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 9th day of November, 2000, by and between AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation (the "Company"), and Rodney R. Schoemann, Sr. and Henry H. Lyon (the "Purchaser").

                                                        Background

         The Company has authorized the issuance, sale, and delivery of up to $675,000 in original principal amount of the Company's Series 1 Convertible Notes, in the form attached hereto as Exhibit A (the "Convertible Notes"). The Convertible Notes are convertible after 30 days following the Closing into Common Stock of the Company, par value $.001 per share (the "Common Stock"), at a conversion price as set forth in the Convertible Notes. The shares of Common Stock issuable upon conversion of the Convertible Notes are hereinafter referred to as the "Conversion Shares". In connection with the issuance of the Convertible Notes, the Company has authorized the issuance of Warrants, in the form attached hereto as Exhibit B (the "Purchase Warrants"), to purchase Common Stock. The Purchaser will be issued a Purchase Warrant at closing exercisable after 30 days following the Closing for ONE SHARE (at exercise price of $.90) of Common Stock for each Ninety Cents ($.90) in principal amount of Convertible Notes purchased. The Purchase Warrants are hereinafter collectively referred to as the "Warrants" and individually as a "Warrant". The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares". The proceeds of the Convertible Notes will be used for general working capital. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, up to $675,000 in principal amount of the Convertible Notes. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights in respect of the Conversion Shares and the Warrant Shares under the Securities Act of 1993, as amended ("1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws. The SB-2 Registration is anticipated to occur on or about November 10, 2000, but in no instance shall it occur later than November 17, 2000 (Filing Deadline.) The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Section 4(6) of the 1933 Act.

                                                        Agreement

For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.        Convertible Notes.

         Section 1.1 Authorization, Issuance, and Sale of Notes. The Company has authorized the sale and issuance, in accordance with the terms of this Agreement, of up to $675,000 in principal amount of its Convertible Notes at one or more closings. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, at a Closing, a Convertible Note in the principal amount (the "Purchased Convertible Notes") set forth adjacent to the caption "Purchased Convertible Notes" on the signature page to this Agreement of the Purchaser hereto at a purchase price (the "Purchase Price") of 100% of the principal amount of the Convertible Notes purchased. Additionally, until May 9, 2001, the Purchaser will hold an Option to purchase an additional Convertible Note in the amount of $600,000 at $.90/share with accompanying Warrants at $.90/share under the same terms and conditions of this Agreement.

         Section 1.2 Authorization and Issuance of Purchase Warrants. The Company has authorized the issuance and delivery of Purchase Warrants exercisable for up to 750,000 shares of Common Stock in connection with the issuance, sale, and delivery of the Convertible Notes. The Company agrees to issue and deliver to the Purchaser a Purchase Warrant for ONE SHARE (at exercise price of $.90) of Common Stock for each Ninety Cents ($.90) in principal amount of the Convertible Notes purchased by such Purchaser subject to this Section 1.2.

         Section 1.3 Form of Payment. On or before the Closing Date, the Purchaser shall pay the Purchase Price for the Purchased Convertible Notes to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds to:

Bank:             Wells Fargo Bank West, N.A.
                  320 Lincoln Ave.
                  Steamboat Springs, CO  80487
Routing: 102000076

Account #:        644-8014100       American Millennium Corporation, Inc.

         Section 1.4 Closing. All closings of the purchase and sale of the Purchased Convertible Notes shall take place at the offices American Millennium Corporation, 1010 Tenth Street, Suite 100, Golden, CO. 80401, within five (5) business days following the date that $675,000 is received by American Millennium Corporation, Inc. subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (such closing being called the "First Closing" and such date and time being called the "First Closing Date"). All such Closings may alternatively be conducted by exchange of documents and signatures by overnight courier.

Section 1.5 Deliveries at Closing. At the Closing the Company shall deliver to the Purchaser:

         (a)      the original of this Agreement;

         (b) Convertible Notes in definitive form, each registered in the name of each Purchaser, or the designee of such Purchaser, representing the Purchased Convertible Notes purchased by such Purchaser;

(c) Purchase Warrants in definitive form, registered in the name of each Purchaser, or the designee of such Purchaser; Section 1.6 TERMS OF THE CONVERTIBLE NOTE PURCHASE AGREEMENT AND OPTION:

         This SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT provides for the offer, sale, issuance, and delivery of up to $675,000 in principal amount of Series 1 Convertible Notes with Purchase Warrants. In connection with the Closing under the Agreement, the Company shall issue $675,000 principal amount of Convertible Notes convertible into 750,000 shares of Common Stock of the Company at $.90 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 750,000 shares of the Common Stock of the Company at an exercise price of $.90 per share.

         Additionally, until May 9, 2001, the Purchaser will have an option to purchase an additional Convertible Note under the same terms and conditions contained herein, except that the Company shall issue $600,000 principal amount of Convertible Notes convertible into 666,667 shares of Common Stock of the Company at $.90 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 666,667 shares of the Common Stock of the Company at an exercise price of $.90 per share.

Section 2.        Representations and Warranties of the Company.

         To induce the Purchaser to purchase the Convertible Notes, the Company represents and warrants to the Purchaser.

         Section 2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company. The Company has no subsidiaries.

Section 2.2 Authorization, Enforcement, Compliance with Other Instruments.

         (a) The Company has the requisite corporate power and authority to enter into and perform each of this Agreement, the Convertible Notes, the Purchase Warrants, the Registration Rights Agreement, the Escrow Agreement, the Transfer Agent Instructions, and any related agreements (collectively, the "Transaction Agreements" and individually a "Transaction Agreement"), and to issue the Convertible Notes, the Conversion Shares, the Purchase Warrants and the Warrant Shares in accordance with the terms hereof and thereof;

         (b) the execution and delivery by the Company of each of the Transaction Agreements and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Convertible Notes, the Purchase Warrants, and the reservation for issuance and the issuance of the Conversion Shares upon conversion of the Convertible Notes, the Warrant Shares upon exercise of the Purchase Warrants (the Convertible Notes, the Conversion Shares, the Purchase Warrants, and the Warrant Shares are hereinafter collectively, the "Securities") have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its stockholders for the due and valid issuance of the Securities;

(c) each of the Transaction Agreements have been duly and validly executed and delivered by the Company; and

         (d) each of the Transaction Agreements constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         Section 2.3 Capitalization. Immediately prior to Closing, the authorized capital stock of the Company consisted of 70,000,000 shares of capital stock, of which 60,000,000 shares are Common Stock, par value $.001 per share, and 10,000,000 shares are Preferred Stock, par value $.001 per share ("Preferred Stock") of which no shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the effective date of this Agreement, (a) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (b) there are no outstanding debt securities and (c) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         Section 2.4 Issuance of Securities. The Convertible Notes have been duly authorized and are free from all taxes, liens, and charges with respect to the issue thereof. The Warrants have been duly authorized and are free from all taxes, liens, and charges with respect to the issuance thereof. The Conversion Shares issuable upon conversion of the Convertible Notes have been duly authorized and reserved for issuance. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance. Upon conversion of the Convertible Notes and exercise of the Warrants, the Conversion Shares and the Warrant Shares, respectively, will, be duly and validly issued, fully paid, and nonassessable, and free from all taxes, liens, and charges, with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         Section 2.5 No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences, and Rights applicable to any Preferred Stock of the Company, or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of, or in default under, its Articles of Incorporation or Bylaws or their organizational charter or Bylaws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and the other Transaction Agreements, and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by this Agreement and the Transaction Agreements in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

         Section 2.6 Financial Statements. Attached is the July 31, 2000 financial statements of the Company together with the audit report dated November 15, 2000. The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for such periods, and (iii) the audited Financial Statements have been prepared with consistently applied accounting principles throughout the periods involved. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as specifically set forth in the notes to the Financial Statements. The financial books, financial records, and financial accounts of the Company shown to the Purchaser accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Company. There is no liability or indebtedness of the Company for dividends or other distributions declared or accumulated but unpaid with respect to the Common Stock or the Purchased Convertible Notes. No other information provided by or on behalf of the Company to the Purchaser which is not included in the Financial Statements, including, without limitation, information referred to in Section
2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         Section 2.7 Absence of Certain Changes. Since the date of the most recent audited Balance Sheet included in the Financial Statements, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         Section 2.8 Absence of Litigation. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Convertible Notes, the Common Stock, wherein an unfavorable decision, ruling or finding would (a) have a material adverse effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Transaction Agreements, or any of the other documents contemplated therein, or have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company taken as a whole.

         Section 2.9 Purchase of Purchased Convertible Notes. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or agent or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         Section 2.10 No Undisclosed Events, Liabilities, Developments, or Circumstances. No event , liability, development, or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its business, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

         Section 2.11 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. The Company represents that it has not offered the Securities to Purchasers in the U.S. or, to the best knowledge of the Company, to any person in the United States or any U.S. person.

         Section 2.12 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

         Section 2.13 Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

         Section 2.14 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary to conduct its business as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company does not have any knowledge of any infringement by the Company of the trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret, or other similar rights of others, or of any such development of similar or identical trade secrets, or technical information by others and, there is no claim, action, or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret, or other infringement, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of all of its intellectual properties.

         Section 2.15 Environmental Laws. The Company is in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous, toxic substances, wastes, pollutants, or contaminants ("Environmental Laws"), (b) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (c) is in compliance with all terms and conditions of any such permit, license, or approval.

         Section 2.16 Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances, and defects, or as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company is held by it under valid, subsisting, and enforceable leases with such exceptions as are not material, and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

         Section 2.17 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks, and in such amounts, as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial, or otherwise, or the earnings, business, or operations of the Company.

         Section 2.18 Regulatory Permits. The Company possesses all certificates, authorizations, and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

         Section 2.19 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 2.20 No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has, or is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company.

         Section 2.21 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         Section 2.22 Certain Transactions. Except as set forth in Section 2.22 of this Agreement and in the SEC Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, and none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         Section 2.23 Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Notes will increase in certain circumstances. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise or conversion of the Purchase Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes and Warrant Shares upon exercise or conversion of the Purchase Warrants in accordance with this Agreement, the Convertible Notes and the Purchase Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         Section 2.24 Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties.

         Section 2.25 Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

         Section 2.26 Cashless Exercise. The Company will have the all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

Section 3.        Representations and Warranties of the Purchaser.

         The Purchaser represents and warrants to the Company that:

         Section 3.1 Investment Purpose. Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided however, that by making the representations herein, Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

Section 3.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         Section 3.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities.

         Section 3.4 Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend, or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 hereof. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Purchaser has performed such due diligence as Purchaser has desired prior to purchase of the Securities and is not relying on the recommendation of Jack Augsback & Associates, Inc. in making its investment decision.

         Section 3.5 No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.6 Transfer or Resale; Restricted Securities. Purchaser understands that except as provided in the Registration Rights Agreement:

         (a) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, or transferred unless;

                  (i)      subsequently registered thereunder;

                  (ii) Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned, or transferred may be sold, assigned, or transferred pursuant to an exemption from such registration; or

                  (iii) Purchaser provides the Company with reasonable assurance that such securities can be sold, assigned, or transferred pursuant to Rule 144 or promulgated under the 1933 Act (or a successor rule thereto);

         (b) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

         (c) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         Section 3.7 Legends. Purchaser understands that the certificates or other instruments representing the Convertible Notes and the Warrants shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the Convertible Notes and the Warrants):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Convertible Notes and the Warrants, unless otherwise required by state securities laws if, (a) the sale of the Convertible Notes and or the Warrants is registered under the 1933 Act, (b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment, or transfer of the Convertible Notes and or the Warrants may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Convertible Notes and the Warrants can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         Section 3.8 Authorization Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

Section 3.9 Residence. Purchaser is a resident of the jurisdiction specified in its address on the Purchaser Signature Page of such Purchaser.

         Section 3.10 No Scheme to Evade Registration. Purchaser represents and warrants to the Company, as to itself only, that the acquisition of the Securities is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the 1933 Act and that

(a) such Purchaser has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(b) such Purchaser has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;

(c) the Securities are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(d) such Purchaser was not offered nor made aware of the Company's interest in issuing the Convertible Notes by any means of public advertisement or solicitation;

         (e) in connection with such Purchaser's purchase of the Securities, it has been solely responsible for its own (i) due diligence investigation of the Company and (ii) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise Purchaser with respect to the merits of the investment;

         (f) such Purchaser has full power and authority to execute, deliver, and perform this Agreement; and this Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms; and agrees that if such Purchaser proposes to sell the Securities pursuant to Rule 144A under the Securities Act, it will (A) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and (B) advise the prospective purchaser that the Purchaser is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule 144A.

Section 4.        Conditions of Initial Closing.

         The Purchaser's obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

         Section 4.1 Transaction Agreements. The Company shall have delivered to Purchaser the Transaction Agreements as provided in Section 1.5, above, executed by all the parties thereto.

         Section 4.2 Opinion of Counsel. Purchaser shall have received from counsel for the Company, an opinion in the form of Exhibit E, addressed to Purchaser, dated the Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

         Section 4.3 Representations and Warranties; No Default. The representations and warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; provided however, that there shall exist at the time of the Closing and after giving effect to such transactions no Event of Default (as such term is defined in the Convertible Notes hereinafter an "Event of Default"), nor any event which with notice, the passage of time, or both would constitute an Event of Default.

         Section 4.4 Purchase and Loan Permitted by Applicable Laws. The purchase of, and payment for, all the Securities evidenced by or attendant to the Convertible Notes shall not violate any applicable domestic law or governmental regulation (including, without limitation, Section 5 of the Securities Act) and shall not subject Purchaser to any tax, penalty, liability, or other onerous condition under, or pursuant to, any applicable law or governmental regulation or order.

         Section 4.5 No Adverse Litigation. There shall be no action, suit, arbitration, investigation, or proceeding, pending or, to the best of Purchaser's or the Company's knowledge, threatened, against or affecting Purchaser, the Company, any of Purchaser's or the Company's properties or rights, or any of Purchaser's or the Company's Affiliates, officers, or directors, by or before any court, arbitrator, or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions, or (iii) seeks to recover damages or obtain other relief in connection with any such transactions, and, to the best of Purchaser's and the Company's knowledge, there shall be no valid basis for any such action, proceeding, or investigation, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

         Section 4.6 Approvals and Consents. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits, and certificates (collectively, "Consents") by or of all federal, state, and local governmental authorities and all material consents by or of all other persons necessary or advisable for the issuance of the Convertible Notes, all such consents shall be in full force and effect at the time of Closing, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

         Section 4.7 No Material Adverse Change. Since November 9, 2000, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect. Since November 9, 2000, there shall have been no amendment to the Charter or Bylaws except as described in the Disclosure Schedule.

         Section 4.8 Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and Purchasers counsel, and Purchaser and Purchasers counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or Purchasers' counsel may reasonably request.

         Section 4.9 Secretary Certificate. Purchaser shall have received a Secretary Certificate from the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Articles of Incorporation as then in effect, certified or bearing evidence of filing by the Corporation Commission of the State of New Mexico, and (B) a certificate of said Corporation Commission of the State of New Mexico, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with said Corporation Commission of the State of New Mexico; (C) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (D) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery, and performance of Transaction Agreements and the issuance, sale, and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (E) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A) above; and (F) to the incumbency and specimen signature of each officer of the Company executing all Transaction Agreements and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate.

         Section 4.10 Transfer Agent Instructions. The Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

Section 5.        Conditions to Subsequent Closings.

         Section 5.1 Representations and Warranties; No Default The representations and the warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; provided however, that there shall exist no Event of Default nor any event which with notice, lapse of time, or both would constitute an Event of Default under the Convertible Notes at the time of the Subsequent Closing.

Section 5.2 No Suspensions. There shall be no suspensions of trading in or in delisting (or pending delisting) of the Common Stock.

         Section 5.3 Opinion of Counsel. Purchaser shall have received from counsel for the Company, addressed to Purchaser, dated as of each Additional Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Additional Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Additional Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

         Section 5.4 Due Diligence. Purchaser shall be satisfied with the results of periodic due diligence investigations and shall have received a "comfort" letter from the Company's auditors with respect to the financial statements filed by the Company in its quarterly and annual securities filings.

         Section 5.5 Shareholder Approval. The Company, if required, must obtain shareholder approval on placement so as to address the NASD 20% rule. As of the date of the First Closing, no such shareholder approval is required.

         Section 5.6 No Material Adverse Change. Since the date hereof, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser.

Section 6.        Affirmative Covenants.
         The Company covenants that from and after the date of this Agreement through the Closing and thereafter so long as any of the Convertible Notes remain outstanding:

Section 6.1 Financial Information. The Company shall furnish to Purchaser the information required below, at the times required below:

         (a) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any registration statements or amendments filed pursuant to the 1933 Act;

(b) within one (1) day after release thereof, copies of all press releases issued by the Company; (c) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders;

         (d) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default, (ii) that the holder of any Convertible Notes has given any notice or taken any other action with respect to a claimed Event of Default under this Agreement, (iii) of any condition or event which, in the opinion of management of the Company would have a material adverse effect on the business, condition (financial or other), assets, properties, operations, or prospects of the Company, other than conditions or events applicable to the economy as a whole, (iv) that any person has given any notice to the Company or taken any other action with respect to a claimed Event of Default, or (v) of the institution of any litigation involving claims against the Company, unless such litigation is defended by the insurance carrier without any reservation of rights and is reasonably expected to be fully covered by a creditworthy insurer, in an amount equal to or greater than $250,000 with respect to any single cause of action or of any adverse determination in any litigation involving a potential liability to the Company equal to or greater than $100,000 with respect to any single cause of action, a certificate executed by the chief executive officer of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or person and the nature of such claimed Event of Default, event or condition, and what action the Company has taken, is taking, or proposes to take with respect thereto; and

         (e) with reasonable promptness, such other information and data with respect to the Company as Purchaser may reasonably request.

         Section 6.2 SB-2. The Company agrees to file an SB-2 Registration Statement with respect to the Securities and Warrants described herein as required under SEC Regulation, and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

         Section 6.3 Reporting Status. Until the earlier of (a) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule l44(k) promulgated under the 1933 Act (or successor thereto), or (b) the date on which (i) the Investors shall have sold all the Conversion Shares and Warrant Shares and (ii) none of the Convertible Notes is outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

         Section 6.4 Inspection of Property. The Company will permit any Person designated by any Purchaser in writing, at Purchaser's expense, to visit and inspect any of the properties of the Company, to examine the books and financial records of the Company and make copies thereof or extracts therefrom and to discuss its affairs, finances, and accounts with its officers and its independent public accountants, all at reasonable times and upon reasonable prior notice to the Company.

         Section 6.5 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order, and condition all properties used or useful in the business of the Company, and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the jurisdiction in question), insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations and as are in good faith believed by the Company to be sufficient to prevent the Company from becoming a co-insurer within the terms of the policies in question.

         Section 6.6 Expenses. The Company shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, and delivery of this Agreement, the Convertible Notes, the Escrow Agreement, the Registration Rights Agreement, and other documents executed in connection with the issuance of the Convertible Notes. The costs and expenses of Purchaser, including all legal fees and expenses of the Purchaser, shall be paid for by the Company at the First Closing and the fees and expenses for all subsequent Closings shall be paid at each subsequent Closing.

         Section 6.7 Authorized Shares of Common Stock, Reservation of Shares. The Company shall at all times, so long as any of the Convertible Notes are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes and the exercise of the Purchase Warrants, such number of shares of Common Stock equal to or greater than 150% of the number of Conversion Shares and Warrant Shares issuable upon conversion of the Convertible Notes and the conversion or exercise of the Warrants which are then outstanding or which could be issued at any time in the transactions contemplated by this Agreement.

         Section 6.8 Corporate Existence, Etc. The Company s will at all times preserve and keep in full force and effect its corporate existence, and rights, licenses, and franchises material to its business, and will qualify to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business, condition (financial or other), assets, properties, or operations of the Company.

         Section 6.9 Transfer Agents. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is three (3) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

         Section 6.10 Shareholder Approval; Proxy. The Company covenants to ratify the issuance of the Convertible Notes and Warrants, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction (collectively the "Shareholder Proposals"). All officers and directors will execute a proxy authorizing Andrew F. Cauthen or Stephen F. Watwood or either of them to vote and exercise all consensual rights in respect of all shares of Common Stock, the voting of which is controlled by such officer or director, at any meeting (or any adjournment thereof) at which Shareholder action is proposed to effect the Shareholder Proposals.

         Section 6.11 Transfer Agent Instructions. The Company shall issue Transfer Agent Instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Convertible Notes and the conversion or exercise of the Warrants, except as provided in Section
6.7 of this Agreement. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 3.7 of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 6.11, and stop transfer instructions to give effect to
Section 3.7 hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 6.11 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Convertible Notes, the Conversion Shares or the Warrant Shares. If the Purchaser provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Purchaser of any of the Convertible Notes, the Conversion Shares or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 6.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.11, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         Section 6.12 Payment of Taxes. The Company will pay all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or properties before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, provided that no such charge or claim need be paid if such claim is (i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (ii) the amount of such claim is accrued on the financial statements of the Company or other appropriate provision is made as shall be required by generally accepted accounting principles.

         Section 6.13 Compliance with Laws, Etc. The Company will comply with the requirements of all applicable laws, rules, regulations, and orders of any court or other governmental authority (including, without limitation, those related to environmental or ERISA compliance), noncompliance with which could materially adversely affect the business, condition (financial or other), assets, property, operations, or prospects of the Company.

         Section 6.14 Use of Proceeds. The Company will use the proceeds from the sale and issuance of the Convertible Notes for general corporate purposes only.

         Section 6.15 Registration Statement. The Company shall (a) file an SB-2 Registration Statement covering the Conversion Shares and the Warrant Shares, and additionally the option to purchase an additional Convertible Note in the amount of $600,000 at $.90/share with accompanying Warrants at $.90/share, under the same terms and conditions contained herein, by the Filing Deadline (as such term is defined in the Registration Rights Agreement) The SB-2 Registration is anticipated to occur on or about November 10, 2000, but in no instance shall it occur later than November 17, 2000., (b) use its best efforts to have the Registration Statement declared effective by the Effective Date (as such term is defined in the Registration Rights Agreement), and (c) keep such Registration Statement current and effective for a period twelve (12) months from the Effective Date of such Registration Statement. In the Registration Rights Agreement, the Company has agreed that if it does not file a Registration Statement covering the Conversion Shares and the Warrant Shares on or before the Filing Deadline (as defined in the Registration Rights Agreement), that it will forfeit certain shares of the Common Stock to the Purchasers as a penalty as provided in Section 11 of the Registration Rights Agreement.

         Cashless Exercise. The Company will have the all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

         Section 6.16 Listings. The Company shall promptly after the effective date of the Registration Statement secure the listing of the Conversion Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listings of all Conversion Shares from time to time issuable pursuant to terms of the Convertible Notes and Warrant Shares from time to time issuable under the terms of the Warrants, and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the-counter market. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

         Section 6.17 Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless each Purchaser and each other holder of the Securities and each officer, director, employee, and agent of each Purchaser (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Agreement or any other certificate, instrument, or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement, or obligation of the Company contained in the Transaction Agreements, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Notes, or the status of the Purchaser or holder of the Convertible Notes, the Conversion Shares, the Warrants or the Warrant Shares, as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         Section 6.18 Inspection, Consultation, and Advice. The Company shall permit any holder of at least $100,000 in principal amount of Convertible Notes (a "Significant Holder") and such persons as a Significant Holder may designate, to visit and inspect any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances, and accounts of the Company with their officers, employees, and public accountants (and the Company hereby authorizes said accountants to discuss with any Significant Holder and the representatives of any Significant Holder such affairs, finances, and accounts), and consult with and advise the management of the Company as to their affairs, finances, and accounts, all at reasonable times, upon reasonable notice and as is reasonably necessary to permit any such Significant Investor to monitor its investment in the Company. Each party shall bear their own expenses in connection with the above activities.

Section 7.        Negative Covenants.

         The provisions of this Section 7 shall remain in effect so long as any of the Convertible Notes shall remain outstanding.

         Section 7.1 Restrictions on Dividends. The Company will not (a) pay any dividends, in cash or otherwise, on, (b) make any distributions to holders of, or (c) purchase, redeem, or otherwise acquire any of its outstanding Common Stock or Preferred Stock or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement, or other acquisition of, any shares of its Common Stock or Preferred Stock; provided however, that the Company may, so long as at the time of and after giving effect thereof no Event of Default has occurred and is continuing: (i) pay dividends on its outstanding Preferred Stock in accordance with the Charter; (ii) with prior written approval of each Purchaser, repurchase shares of its Common Stock issued or to be issued by the Company upon exercise of stock options granted to employees and directors of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company; and (iii) pay cash in lieu of fractional shares of its Common Stock on the exercise of outstanding warrants to purchase its Common Stock, pursuant to the terms of such warrants.

Section 8.        Miscellaneous.

         Section 8.1 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

Section 8.2 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 8.3 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 8.4 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 8.5 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

                           American Millennium Corporation, Inc.
                           1010 Tenth Street, Suite 100
                           Golden, CO  80401
                           Attention: Andrew F. Cauthen
                                          President and Chief Executive Officer
                           Telephone:       (303) 279-2002
                           Facsimile:       (303) 271-9777

If to the Purchaser, to its address and facsimile number on the signature page of such Purchaser hereto, with copies to such Purchaser's counsel as set forth on the signature page of such Purchaser hereto. Each party shall provide five
(5) days prior written notice to the other party of any change in address or facsimile number.

         Section 8.6 Interest. In no event shall the amount of interest due or payable hereunder or under the Convertible Notes exceed the maximum rate of interest allowed by applicable law, and if any such payment is inadvertently made by the Company or is inadvertently received by any holder of Convertible Notes, then such excess sum shall be credited as a payment of principal, unless the applicable holder of a Convertible Notes shall notify the Company in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Company not pay and the holder of the Convertible Notes not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Company under applicable law.

         Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder without the consent of the Company, provided however, that any such assignment shall not release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.9 Publicity. The Company and Purchasers shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; provided however, that the Company shall be entitled, without the prior approval of Purchasers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         Section 8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 8.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 8.12 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Mexico without regard to the principles of conflict of laws.

         Section 8.13 Joint, Several and In Solido Liability. If Purchasers consist of more than one person and/or entity, each such person and/or entity agrees that its liability herein is joint, several and In Solido.

                                                  COMPANY SIGNATURE PAGE

                                                            TO

                                                SERIES 1 CONVERTIBLE NOTE

                                                    Purchase agreement

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Series 1 Convertible Note Purchase Agreement to be duly executed as of the date first written above.

                                                              COMPANY

                      AMERICAN MILLENNIUM CORPORATION, INC.


                                       By:
                ------------------------------------------------
                                Andrew F. Cauthen
                      President and Chief Executive Officer

                   [Signature of Purchaser on following page]




























                                                 purchaser signature page

                                                            to

                                                SERIES 1 CONVERTIBLE NOTE

                                                    Purchase agreement

                                                              PURCHASER

                                                        Rodney R. Schoemenn, Sr.


By: ----------------------------------------------------



PURCHASER

Henry H. Lyon

By: ----------------------------------------------------




===================================== ==========================================
Purchaser Name ("Purchaser")          Rodney R. Schoemenn, Sr.
Address and

Facsimile Number                      3904 Wheat DriveMetairie, LA  70002

                                      and

                                      Henry H. Lyon

                                      319 Fifth Street

                                      Paintsville, KY  41240

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Securities Purchased                  Convertible Note

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Purchase Price                        $675,000
===================================== ==========================================









                                    Exhibit A

                                CONVERTIBLE NOTE

                                 AMENDMENT NO. 1

                                       TO

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                     between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and

                   Rodney R. Schoemann, Sr. and Henry H. Lyon
                                (the "Purchaser")































                                    Exhibit B
                                       to

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                      AMERICAN MILLENNIUM CORPORATION, INC.
                          COMMON STOCK PURCHASE WARRANT

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                       TO

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                     between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and

                   Rodney R. Schoemann, Sr. and Henry H. Lyon
                                (the "Purchaser")
                                       3

1036-08/Series 1/2nd Closing

                                CONVERTIBLE NOTE

                                       TO

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

                                     between

                      AMERICAN MILLENNIUM CORPORATION, INC.
                                 (the "Company")

                                       and

                   Rodney R. Schoemann, Sr. and Henry H. Lyon
                                (the "Purchaser")


Dated as of November 9, 2000

This AMENDMENT NO. 1 TO SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT sets forth certain amendments to the Series 1 Convertible Note Purchase Agreement, dated as of November 9, 2000, between the parties hereto, which provides for the offer, sale, issuance and delivery of up to $675,000 in principal amount of Series 1 Convertible Notes of the Company with Purchase Warrants. All of the definitions contained in the original Agreement shall have the same meanings in this Amendment No. 1.

                                                        Amendment

The Note Purchase Agreement is hereby amended as follows:

1. In connection with the Closing under the Agreement, the Company shall issue $675,000 principal amount of Convertible Notes convertible into 750,000 shares of Common Stock of the Company at $.90 per share. With such Convertible Notes the Company will issue Purchase Warrants entitling the holder thereof to purchase up to 750,000 shares of the Common Stock of the Company at an exercise price of $.90 per share.

2. The Agreement and all documents executed and delivered in connection therewith are hereby amended to the extent necessary to reflect the change in the conversion price of the Convertible Notes and the exercise price of the Purchase Warrants and in all other respects required to carry out the intention of the parties. For all purposes, the subject offering of the Convertible Notes and related Purchase Warrants shall be as provided in the Agreement, as so amended.

                                             [Signatures on following pages]

                             COMPANY SIGNATURE PAGE

                                       TO

                                 AMENDMENT NO. 1

                                       TO

                  SERIES 1 CONVERTIBLE NOTE PURCHASE AGREEMENT

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Amendment No. 1 to Series 1 Convertible Note Purchase Agreement to be duly executed as of the date first written above.

                                                              COMPANY

                                           AMERICAN MILLENNIUM CORPORATION, INC.


                                    By:
                                   ---------------------------------------------
                                    Andrew F. Cauthen
                                    President and Chief Executive Officer

                            purchaser signature page

                                       to

                                 AMENDMENT NO. 1

                                       TO

                  SERIES 1 CONVERTIBLE NOTE Purchase agreement

                                    PURCHASER

Rodney R. Schoemenn, Sr. By:
---------------------------------------------------- PURCHASER Henry H. H.Lyon
By: ----------------------------------------------------



===================================== ==========================================

Purchaser Name ("Purchaser")          Rodney R. Schoemenn, Sr.
Address and

Facsimile Number                      3904 Wheat DriveMetairie, LA  70002

                                      and

                                      Henry H. Lyon

                                      319 Fifth Street

                                      Paintsville, KY  41240

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Securities Purchased                  Convertible Note

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Purchase Price                        $675,000
===================================== ==========================================

1036-08/Series 1
                                        2

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), is made and entered into as of the 9th day of November, 2000, by and among AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation (the "Company"), and Rodney R. Schoemann, Sr. and Henry H. Lyon (the "Purchaser").

                                   Background

         In connection with the consummation of the transaction contemplated by that Series 1 Convertible Note Purchase Agreement (the "Purchase Agreement") of even date herewith by and among the Company and the Purchaser, the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Purchaser from time to time up to $1,275,000 principal amount of Series 1 Convertible Notes which are convertible into Common Stock of the Company (the "Purchased Convertible Notes") together with Common Stock Purchase Warrants (the "Purchaser Warrants"). The Purchased Convertible Notes and the Purchaser Warrants are hereinafter collectively referred to as the "Purchased Securities"). The Common Stock issuable upon conversion of the Purchased Convertible Notes is hereinafter referred to as the "Purchaser Common Shares". The Common Stock issuable upon exercise of the Purchase Warrants is hereinafter referred to as the "Purchase Warrant Shares". To induce Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to file a SB-2 Registration Statement on or about November, but no later than November 17, 2000, covering the Purchaser Common Shares and the Purchaser Warrant Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

                                    Agreement

         For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following capitalized terms are used with the meanings there after ascribed:

                  (a) "Investor" means the Purchaser and any transferee or assignee thereof to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                  (b) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof, or a governmental agency.

                  (c) "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                  (d) "Registrable Securities" means the Purchaser Common Shares, the Purchaser Warrant Shares and any shares of capital stock issued or issuable with respect to the Purchaser Common Shares or Purchaser Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange, or similar event.

(e) "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

         Section 2.        registration.

                  (a) Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of each Purchaser and the provisions of Section 2(e), which consent will not be unreasonably withheld), covering the resale the Registrable Securities, or shall include such Registrable Securities in an open Registration Statement of the Company on or before November 17, 2000 (the "Filing Deadline"). The SB-2 Registration is anticipated to occur on or about November 10, 2000, but in no instance shall it occur later than November 17, 2000 (Filing Deadline.) The Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Purchased Convertible Notes or the exercise of the Purchaser Warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Such Registration Statement shall initially register for resale at least 100% of the Purchaser Common Shares and the Purchaser Warrant Shares, subject to adjustment as provided in Section 3(b) hereof, and such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the "Effective Date") within sixty (60) days after the Filing Deadline, but cannot warrant or guarantee any such declaration of effectiveness. The Company shall permit the registration statement to become effective within five (5) business days after receipt of a "no review" notice from the SEC. Such Registration Statement shall be kept current and effective for a period of twelve (12) months from the Closing Date.

                  (b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) involves an underwritten offering, the Purchaser shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer their interest in the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

                  (c) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor who is entitled to registration rights under this Section 2(c) written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(c) and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in Section 2(d) below. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under
         Section 2(a) hereof. The obligations of the Company under this Section 2(c) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                  (d) Priority in Piggy-Back Registration Rights in connection with Registrations for Company Account. If the registration referred to in Section 2(c) is to be an underwritten public offering for the account of the Company and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration:
         (i) first, all securities the Company proposes to sell for its own account, (ii) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (iii) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

                  (e) Eligibility for Form S-3. The Company represents, warrants and covenants that it has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, then (i) the Company, with the consent of each Investor pursuant to Section 2(a), shall register the sale of the Registrable Securities on another appropriate form, such as Form SB-2 and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available.

         Section 3. Related Obligations. Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(c) hereof, or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) hereof, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  (a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Filing Deadline), for the registration of Registrable Securities pursuant to Section 2(a) and use its best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after such filing and in any event by the Registration Date, and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the later of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities and (B) none of the Purchased Common Shares are outstanding (the "Registration Period"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement(s) until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s). In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued or issuable upon sale and delivery of the Purchased Common Shares and exercise of the Purchaser Warrants is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such Registration Statement by (ii)
         1.0. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the exercise of the Purchaser Warrants shall be disregarded and such calculation shall assume that the Purchaser Warrants are exercised at the then current exercise price.

                  (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) and its legal counsel, without charge, (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and all exhibits, the prospectus (es) included in such Registration Statement(s) (including each preliminary prospectus) and all correspondence by or on behalf of the Company to the SEC or the staff of the SEC and all correspondence from the SEC or the staff of the SEC to the Company or its representatives, related to such Registration Statement(s), (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request), and (iii) such other documents, including any preliminary prospectus, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  (d) The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests,
         (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) hereof, (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  (e) In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                  (f) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event, of which the Company has knowledge, as a result of which, the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment, and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof, or its receipt of actual notice of the initiation, or threatened initiation of any proceeding for such purpose.

                  (h) The Company shall permit each Investor a single firm of counsel or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon the Registration Statement(s) and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement(s) or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

                  (i) At the request of the Investors who hold a majority of the Registrable Securities being sold, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope, and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

                  (j) The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and
         (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence provided however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or
         (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

                  (k) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (l) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) to secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq Small Cap Market, (iii) if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii) to secure the inclusion for quotation on the Nasdaq Small Cap Market for such Registrable Securities or, (iv) if, despite the Company's best efforts to satisfy the preceding clause (iii), the Company is unsuccessful in satisfying the preceding clause (iii), to secure the inclusion for quotation on the over-the-counter market for such Registrable Securities, and, without limiting the generality of the foregoing, in the case of clause (iii) or (iv), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(1).

                  (m) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

                  (n) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                  (o) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

                  (p) If requested by the managing underwriters or an Investor, the Company shall immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters, and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities.

                  (q) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

                  (r) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

         Section 4.        Obligations of the Investors.

                  (a) At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.

                  (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  (c) In the event Investors holding a majority of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement(s).

                  (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

         Section 5. expenses of registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings, or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and printing fees, accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

Section 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless, and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing, or defending any action, claim, suit, inquiry, proceeding, investigation, or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or mission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided however, that the indemnity agreement contained in this Section 6(b) and Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided further however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
         Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

                  (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms, or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  (e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  (f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

         Section 7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and
(iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         Section 8. reports under the 1934 act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4.3 of the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

         Section 9. assignment of registration rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to
Section 2(a), the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

         Section 10. amendment of registration rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

Section 11. Penalty for Failure to Register the Conversion Shares and Warrant Shares.

                  (a) In the event the Company fails to timely file a Registration Statement on or prior to the Registration Deadline, or have the Registration declared effective by the SEC within 120 days of the date of the filing, Purchaser shall be entitled to additional shares of restricted common stock of the Company amounting to thirty percent (30%) of the total number of shares to which the Purchased Convertible Notes may be converted (the "Penalty Shares"). Simultaneously with the execution and delivery of this Agreement, the Company shall deposit with the Company's counsel in connection with the purchase of the Purchased Convertible Notes, specific transfer agent instructions and the Corporate Resolutions authorizing and instructing the immediate issuance of the Penalty Shares. In the event the Company fails to achieve registration of the Purchaser Conversion Shares and any Purchaser Warrant Shares by the Filing Deadline, the Company's counsel shall immediately release and forward the escrowed transfer agent instructions and authorizing Corporate Resolution of American Millennium to the transfer agent for the issuance of the Penalty Shares to Purchaser. The purpose of the escrow of the transfer agent instructions and Corporate Resolutions authorizing the Penalty Shares is to secure the commitment of the Company under this Registration Rights Agreement to file a Registration Statement covering the Conversion Shares and the Warrant Shares by the Filing Deadline.

                  (b) . It is acknowledged by the Purchaser that the Penalty Shares will be "restricted securities" as such term is defined in
         Section 1(a) of Rule 144 promulgated by the Securities and Exchange Commission and it is agreed that they will have the same status as the Conversion Shares and the Warrant Shares. The Company agrees that in the event that such shares are distributed to the Purchaser, they shall be registered pursuant to this Registration Rights Agreement in accordance with all of its provisions (assuming that the Filing Deadline has not been met). They shall be treated for all purposes as Conversion Shares and Warrant Shares and shall be owned free and clear by the Purchasers to whom they are issued.

                  Section 12. Cashless Exercise. The Company will have the all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

                  Section 13. miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices, or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice, or election received from the registered owner of such Registrable Securities.

                  (b) Any notices consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mall, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:
                                          American Millennium Corporation, Inc.
                                          1010 Tenth Street
                                          Suite 100
                                          Golden, CO 80401
                                          Attn: Andrew F. Cauthen, President and
                             Chief Executive Officer

                            Telephone: (303) 279-2002

                            Facsimile: (303) 271-9777

                  If to the Purchaser, to its address and facsimile number on the Schedule of Purchasers, with copies to such Purchaser's counsel as set forth on the Schedule of Purchasers. Each party shall provide five
         (5) days prior written notice to the other party of any change in address or facsimile number.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Mexico. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit and of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                             company signature page

                                       to

                          registration rights agreement

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

                                                              COMPANY:

                                     AMERICAN MILLENNIUM CORPORATION, INC.

                                     -------------------------------------------
                                     Andrew F. Cauthen, President and
                                     Chief Executive Officer












         [Purchasers Signature on Following Pages]
                            purchaser signature page

                                       to

                          registration rights agreement

                               Purchase agreement

                                             PURCHASER

                                             Rodney R. Schoemenn, Sr.


                                              By:
                                             -----------------------------------



                                             PURCHASER

                                             Henry Lyon

                                             By:
                                             -----------------------------------





===================================== ==========================================

         Purchaser Name                        Rodney R. Schoemenn, Sr.
("Purchaser")

Address and                                3904 Wheat Drive, Metairie, LA  70002
Facsimile Number

                                               and

                                               Henry Lyon

                                319 Fifth Street

                              Paintsville, KY 41240

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

         Securities Purchased                  Convertible Note

------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

         Purchase Price                        $675,000
===================================== ==========================================





1
1036-08

         neither this warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the securities act of 1933, as amended, or any applicable state securities law and neither may be sold or otherwise transferred until (i) a registration statement under such securities act and such applicable state securities laws shall have become effective with regard thereto, or (ii) the company shall have received a written opinion of counsel acceptable to the company to the effect that registration under such securities act and such applicable state securities laws is not required in connection with such proposed transfer.

                      AMERICAN MILLENNIUM CORPORATION, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant                          750,000 shares

                      Original Issue Date: November 9, 2000

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, Rodney R. Schoemenn, Sr. and Henry Lyon or its assigns (the "Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time from a date no sooner than 30 days after the date hereof until 5:00 p.m., Eastern Time, on the third (3rd) anniversary of the Original Issue Date set forth above, or if such date is not a day on which the Company is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, to purchase up to Seven Hundred and Fifty Thousand (750,000) shares of the Common Stock, par value $.001 per share (the "Common Stock"), of AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation (the "Company"), at a price of $.90 per share (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares".

         Section 1.        Exercise of Warrant; Conversion of Warrant.

                  (a) This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time no sooner than 30 days after the date hereof by delivery to the Company at its office at 1010 Tenth Street, Suite 100, Golden, CO 80401, Attention: President, or to any transfer agent for the Common Stock, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such registered Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i),
         (ii), and (iii) are collectively the "Exercise Materials").

                   (b) Upon timely receipt of the Exercise Materials (whichever is applicable), the Company shall, as promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials or Conversion Materials, execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice , together with cash in lieu of any fraction of a share, and,
         (x) if the Warrant is exercised in full, a copy of this Warrant marked "Exercised", or (y) if the Warrant is partially exercised, a copy of this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name or names as shall be designated in the Exercise Notice . The date on which the Warrant shall be deemed to have been exercised (the "Effective Date"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise hereof, except that, if the date on which the Exercise Materials are received by the Company is a date on which the stock transfer books of the Company are closed, the Effective Date shall be the date the Company receives the Exercise Materials, and the date such person shall be deemed to have become the holder of the Common Stock issued upon the exercise hereof shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

                  (c) If the Company shall fail to issue to Holder within five
         (5) business days following the Effective Date a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's exercise or conversion of this Warrant, in addition to all other available remedies which such holder may pursue hereunder and the Series 1 Convertible Note Purchase Agreement between the Company and the initial holder of the Warrant (the "Securities Purchase Agreement") including indemnification pursuant to Section 7 thereof (all of which shall be cumulative), the Company shall pay additional damages to such holder on each day after the Effective Date, an amount equal to 1.0% of the product of (A) the number of Warrant Shares not issued to Holder and to which Holder is entitled multiplied by (B) the Closing Bid Price of the Common Stock on the Effective Date. Such damages shall be computed daily and are due and payable daily.

                  (d) Cashless Exercise. The Company will have the all shares of common stock underlying the warrants registered under the Securities Act of 1933, as amended. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this warrants.

Section 2. Adjustments to Warrant Shares. The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

                  (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Company which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

                  (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.001 per Share.

                  (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

                  (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

                  (e) The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

                  (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly and in no event later than twenty (20) days notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

                  (g) The Company covenants and agrees that all Warrant Shares that may be issued will, upon issuance, be validly issued, fully paid, and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

Section 3. No Stockholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

         Section 4.        Transfer of Securities.

                  (a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

                  (b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         Legend for Warrant Shares or other shares of capital stock:

                  neither this warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the securities act of 1933, as amended, or any applicable state securities law and neither may be sold or otherwise transferred until (i) a registration statement under such securities act and such applicable state securities laws shall have become effective with regard thereto, or (ii) the company shall have received a written opinion of counsel acceptable to the company to the effect that registration under such securities act and such applicable state securities laws is not required in connection with such proposed transfer.

         Section 5.        Miscellaneous.

                  (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                  (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                  (c) Notwithstanding any provision herein to the contrary, Holder hereof may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

                  (d) This Warrant may be divided into separate Warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

                  (e) All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

                  If to the Company:

                                           American Millennium Corporation, Inc.
                                           1010 Tenth Street
                                           Suite 100
                                           Golden, CO 80401
                                           Attn: Andrew F. Cauthen

                                            Telephone: (303) 279-2002
                                            Facsimile: 271-9777

                  If to the Holder hereof, to the address of such Holder appearing on the books of the Company.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.





[Remainder of page intentionally left blank; signatures on the following page]
                                 signature page

                                       to

                                     COMPANY

                          common stock purchase warrant

         IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under its corporate seal, and to be dated as of the date first above written.

                                        AMERICAN MILLENNIUM CORPORATION, INC.


                                         By:
                                         ---------------------------------------
                                         Andrew F. Cauthen
                                         President and
                                         Chief Executive Officer
































                                   ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto
___________________________________________________________________________ the
foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of American Millennium Corporation, Inc. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

         Holder:





         Address

         Dated: __________________, 200__


         In the presence of:

         -------------------------------

                    FORM OF NOTICE OF EXERCISE or conversion

         [To be signed only upon exercise of Warrant]

To:      AMERICAN MILLENNIUM CORPORATION, INC.

         The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, __________ shares of Common Stock of American Millennium Corporation, Inc., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

The Holder herewith delivers to American Millennium Corporation, Inc., a check in the amount of $______ representing the Exercise Price for such shares.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is
________________________________.

         Dated: ___________________

                                                              Holder:


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                                           By:
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                                     NOTICE

         The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.